UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 13, 2012

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On November 11, 2012, the Board of Directors of Met-Pro Corporation (the “Company”) elected George H. Glatfelter II Chairman of the Board of Directors. Raymond J. DeHont, who had served as Chairman, will continue to serve as President and Chief Executive Officer of the Company and as a director.

Mr. Glatfelter, an independent director within the meaning of New York Stock Exchange listing standards, had been serving as the Board’s Lead Director. Mr. Glatfelter is also Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation and Management Development Committee. Mr. Glatfelter was elected Chairman of the Board for a term ending with the meeting of the Board of Directors immediately following the 2013 Annual Meeting of Shareholders. The Board also determined to suspend the position of Lead Director for so long as an independent director shall serve as the Chairman of the Board, or until further action of the Board.

A press release relating to this is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 13, 2012

MET-PRO CORPORATION

By: /s /Raymond J. De Hont
Raymond J. De Hont
Chief Executive Officer and President.